Exhibit 99.1

Attributor Corporation

Accountants’ Report and Financial Statements

December 31, 2011 and 2010

Attributor Corporation

December 31, 2011 and 2010

Independent Accountants’ Report

Board of Directors

Attributor Corporation

San Mateo, California

We have audited the accompanying balance sheets of Attributor Corporation (the Company) as of December 31, 2011 and 2010, and the related statements of operations, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Attributor Corporation as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

January 29, 2013

Attributor Corporation

Balance Sheets

December 31, 2011 and 2010

Assets

	2011	2010
Current Assets
Cash and cash equivalents	$1,684,559	$781,466
Accounts receivable	738,436	259,112
Prepaid expenses and other	101,722	34,159

Total current assets	2,524,717	1,074,737

Property and Equipment, Net	97,723	115,453

Total assets	$2,622,440	$1,190,190

See Notes to Financial Statements

Attributor Corporation

Balance Sheets (Continued)

December 31, 2011 and 2010

Liabilities and Stockholders’ Equity

	2011	2010
Current Liabilities
Accounts payable	$162,042	$79,631
Accrued expenses	351,025	259,528
Deferred revenue	727,195	390,023

Total current liabilities	1,240,262	729,182

Stockholders’ Equity
Noncumulative convertible preferred stock, $.0001 par value per share; 105,353,422 and 76,000,000 shares authorized as of December 31, 2011 and 2010, respectively
Series A, 828,344 and 1,458,564 shares issued and outstanding as of December 31, 2011 and 2010, respectively; aggregate liquidation preference of $445,235	383,034	721,778
Series B, 5,050,837 and 5,241,678 shares issued and outstanding as of December 31, 2011 and 2010, respectively; aggregate liquidation preference of $5,050,837	4,975,837	5,166,678
Series C, 5,778,167 and 5,891,685 shares issued and outstanding as of December 31, 2011 and 2010, respectively; aggregate liquidation preference of $9,655,606	9,556,124	9,745,818
Series D, 40,525,043 and 42,790,584 shares issued and outstanding as of December 31, 2011 and 2010, respectively; aggregate liquidation preference of $2,812,438	2,710,286	2,867,515
Series A-1, 38,873,025 shares issued and outstanding as of December 31, 2011; aggregate liquidation preference of $4,182,737	4,084,885	—
Common stock, $0.0001 par value; 196,000,000 and 136,000,000 shares authorized as of December 31, 2011 and 2010, respectively; 34,413,220 and 27,438,099 shares issued and outstanding as of December 31, 2011 and 2010, respectively	5,505,742	4,629,205
Additional paid-in capital	830,073	734,215
Accumulated deficit	(26,663,803)	(23,404,201)

Total stockholders’ equity	1,382,178	461,008

Total liabilities and stockholders’ equity	$2,622,440	$1,190,190

See Notes to Financial Statements

Attributor Corporation

Statements of Operations

Years Ended December 31, 2011 and 2010

	2011	2010

Net Revenues	$3,639,446	$2,024,000

Operating Expenses
Costs of revenue	1,277,965	1,411,434
Research and development	2,135,861	2,327,507
Sales and marketing	2,102,319	1,059,524
General and administrative	950,108	790,487

Total operating expenses	6,466,253	5,588,952

Operating Loss	(2,826,807)	(3,564,952)

Other Income (Expense)
Other expense	(27,490)	(9,044)
Interest income	20	124
Interest expense	(405,325)	(57,741)

Total other expense, net	(432,795)	(66,661)

Net Loss	$(3,259,602)	$(3,631,613)

See Notes to Financial Statements

Attributor Corporation

Statements of Stockholders’ Equity

Years Ended December 31, 2011 and 2010

	Preferred Stock
	Noncumulative Convertible		Noncumulative Convertible		Noncumulative Convertible		Noncumulative Convertible		Noncumulative Convertible
	Series A-1 Preferred Stock		Series D Preferred Stock		Series C Preferred Stock		Series B Preferred Stock		Series A Preferred Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount

Balance, December 31, 2009	—	$—	—	$—	7,181,109	$11,900,510	6,000,000	$5,925,000	4,651,162	$2,437,799

Issuance of Series D convertible preferred stock, net of issuance costs of $99,213	—	—	42,790,584	2,867,515	—	—	—	—	—	—

Conversion of convertible preferred stock into common stock	—	—	—	—	(1,289,424)	(2,154,692)	(758,322)	(758,322)	(3,192,598)	(1,716,021)

Issuance of common stock for cash	—	—	—	—	—	—	—	—	—	—

Common stock issued upon exercise of stock options	—	—	—	—	—	—	—	—	—	—

Stock based compensation	—	—	—	—	—	—	—	—	—	—

Net loss	—	—	—	—	—	—	—	—	—	—

Balance, December 31, 2010	—	—	42,790,584	2,867,515	5,891,685	9,745,818	5,241,678	5,166,678	1,458,564	721,778

Issuance of Series A-1 convertible preferred stock, net of issuance costs of $97,852	38,873,025	4,084,885	—	—	—	—	—	—	—	—

Conversion of convertible preferred stock into common stock	—	—	(2,265,541)	(157,229)	(113,518)	(189,694)	(190,841)	(190,841)	(630,220)	(338,744)

Issuance of common stock for cash	—	—	—	—	—	—	—	—	—	—

Common stock issued upon exercise of stock options	—	—	—	—	—	—	—	—	—	—

Stock based compensation			—	—	—	—	—	—	—	—

Net loss			—	—	—	—	—	—	—	—

Balance, December 31, 2011	38,873,025	$4,084,885	40,525,043	$2,710,286	5,778,167	$9,556,124	5,050,837	$4,975,837	828,344	$383,034

	Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance, December 31, 2009	10,832,751	$109	$565,760	$(19,772,588)	$1,056,590

Issuance of Series D convertible preferred stock, net of issuance costs of $99,213	—	—	—	—	2,867,515

Conversion of convertible preferred stock into common stock	10,497,864	4,629,035	—	—	—

Issuance of common stock for cash	113,252	1	1,132	—	1,133

Common stock issued upon exercise of stock options	5,994,232	60	59,882	—	59,942

Stock based compensation	—	—	107,441	—	107,441

Net loss	—	—	—	(3,631,613)	(3,631,613)

Balance, December 31, 2010	27,438,099	4,629,205	734,215	(23,404,201)	461,008

Issuance of Series A-1 convertible preferred stock, net of issuance costs of $97,852	—	—	—	—	4,084,885

Conversion of convertible preferred stock into common stock	4,121,770	876,508	—	—	—

Issuance of common stock for cash	577,135	6	5,766	—	5,772

Common stock issued upon exercise of stock options	2,276,216	23	22,739	—	22,762

Stock based compensation	—	—	67,353	—	67,353

Net loss	—	—	—	(3,259,602)	(3,259,602)

Balance, December 31, 2011	34,413,220	$5,505,742	$830,073	$(26,663,803)	$1,382,178

See Notes to Financial Statements

Attributor Corporation

Statements of Cash Flows

Years Ended December 31, 2011 and 2010

	2011	2010
Operating Activities
Net loss	$(3,259,602)	$(3,631,613)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	56,761	310,356
Stock-based compensation	67,353	107,441
Noncash interest expense	405,325	55,882
Changes in
Accounts receivable	(479,324)	(46,418)
Accounts payable and accrued expenses	202,442	77,009
Deferred revenue	337,172	29,900
Prepaid expenses and other	(67,563)	30,760

Net cash used in operating activities	(2,737,436)	(3,066,683)

Investing Activities
Purchase of property and equipment	(39,031)	(9,865)

Net cash used in investing activities	(39,031)	(9,865)

Financing Activities
Proceeds from issuance of preferred stock, net of offering costs	2,283,207	2,311,633
Proceeds from issuance of convertible notes payable	1,396,353	500,000
Payment on long-term loan	—	(250,000)

Net cash provided by financing activities	3,679,560	2,561,633

Increase (Decrease) in Cash and Cash Equivalents	903,093	(514,915)

Cash and Cash Equivalents, Beginning of Year	781,466	1,296,381

Cash and Cash Equivalents, End of Year	$1,684,559	$781,466

Supplemental Cash Flow Information
Interest paid	$—	$1,859

Supplemental Schedule of Noncash Operating and Financing Transactions
Conversion of preferred stock into common stock	$876,508	$4,629,035
Conversion of notes payable and accrued interest to preferred stock	$1,441,342	$500,000
Issuance of common stock for services	$28,534	$61,075
Beneficial conversion feature in notes payable	$360,336	$55,882

See Notes to Financial Statements

Attributor Corporation

Notes to Financial Statements

December 31, 2011 and 2010

Note 1:	Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Attributor Corporation (the Company) was incorporated in the state of Delaware on November 3, 2005. The Company is a global leader in protecting books from the growing threat of online piracy. The Company’s service, called Guardian, protects book revenues and authors’ rights by finding and removing pirated content across the internet.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all liquid investments with original maturities of three months or less to be cash equivalents. At December 31, 2011 and 2010, cash equivalents consisted primarily of money market accounts.

Effective July 21, 2010, the FDIC’s insurance limits were permanently increased to $250,000. At December 31, 2011, the Company’s cash accounts exceeded federally insured limits by approximately $1,736,000.

Pursuant to legislation enacted in 2010, the FDIC will fully insure all noninterest-bearing transaction accounts beginning December 31, 2010 through December 31, 2012, at all FDIC-insured institutions.

Accounts Receivable

Accounts receivable are stated at the amount the Company expects to collect. Overdue accounts receivable generally do not bear interest. The Company provides an allowance for doubtful accounts, which is based upon a review of outstanding receivables, historical collection information and assessment of credit quality and other subjective factors including the aging of receivable balances. The Company considers all of its accounts receivable to be collectible and, therefore, has not recorded an allowance for doubtful accounts as of December 31, 2011 and 2010.

Attributor Corporation

Notes to Financial Statements

December 31, 2011 and 2010

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation. Depreciation is charged to expense on the straight-line basis over the estimated useful lives of each asset, which primarily range from two and a half to five years. Repairs and maintenance costs are expensed as incurred.

Long-lived Asset Impairment

The Company evaluates the recoverability of the carrying value of long-lived assets whenever events or circumstances indicate the carrying amount may not be recoverable. If a long-lived asset is tested for recoverability and the undiscounted estimated future cash flows expected to result from the use and eventual disposition of the asset is less than the carrying amount of the asset, the asset cost is adjusted to fair value and an impairment loss is recognized as the amount by which the carrying amount of a long-lived asset exceeds its fair value. No asset impairment was recognized during the years ended December 31, 2011 and 2010.

Research and Development

Research and development costs are expensed as incurred until technological feasibility is established, which to date has approximated the release date of the related product design. Research and development costs include salaries and other personnel related expenses, contractor fees, facility costs, suppliers and depreciation of equipment associated with the design and development of new products.

Income Taxes

The Company accounts for income taxes in accordance with income tax accounting guidance (Accounting Standards Codification 740, Income Taxes). The income tax accounting guidance results in two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. The Company determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities and enacted changes in tax rates and laws are recognized in the period in which they occur. Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be recognized.

Revenue Recognition

The Company primarily derives its revenues from subscription fees for the Company’s Guardian Service. Subscription revenues are recognized ratably over the contract terms beginning on the commencement date of each contract.

Attributor Corporation

Notes to Financial Statements

December 31, 2011 and 2010

Deferred Revenue

Deferred revenue primarily consists of billings or payments received in advance of revenue recognition from the Company’s subscription service and is recognized as the revenue recognition criteria are met. The Company generally invoices its customers in annual, quarterly or monthly installments.

Stock Option Plan

At December 31, 2011 and 2010, the Company has a share-based employee compensation plan. The Company measures and recognizes stock-based compensation expense in the financial statements for all share-based payment awards made to employees, directors and nonemployees based on estimated fair values on the date of grant based on the Black-Scholes option pricing model using the straight-line single option method.

Note 2:	Property and Equipment

Property and equipment consist of the following:

	2011	2010

Computers and equipment	$1,553,802	$1,524,370
Software	52,560	42,961
Furniture and fixtures	13,759	13,759

	1,620,121	1,581,090

Less accumulated depreciation and amortization property and equipment	(1,522,398)	(1,465,637)

	$97,723	$115,453

Depreciation and amortization of property and equipment totaled $56,761 and $310,356 for the years ended December 31, 2011 and 2010, respectively.

Note 3:	Bridge Note Financings

On April 22, 2010, the Company issued convertible promissory notes to certain existing shareholders for an aggregate principal amount of $500,000. These notes bore interest at 6% per annum and were to mature on June 30, 2010. Upon the occurrence of a qualified financing event prior to the maturity date, the notes were to be automatically converted into the new shares at a discount to the price per share paid in the qualified financing. These notes were converted into Series D Preferred Stock in May 2010 (See Note 5). The intrinsic value of the beneficial conversion feature totaled $55,882, which was recorded as interest expense during the year ended December 31, 2010.

Attributor Corporation

Notes to Financial Statements

December 31, 2011 and 2010

On March 30, 2011, the Company issued convertible promissory notes to certain existing shareholders for an aggregate principal amount of $1,396,353. These notes bore interest at 6% per annum and were to mature on November 30, 2011. Upon the occurrence of a qualified financing event prior to the maturity date, the notes were to be automatically converted into the new shares at a discount to the price per share paid in the qualified financing. These notes were converted into Series A-1 Preferred Stock in October 2011 (See Note 5). The intrinsic value of the beneficial conversion feature totaled $360,336, which was recorded as interest expense during the year ended December 31, 2011.

Note 4:	Income Taxes

The significant components of the Company’s deferred income tax assets and liabilities as of December 31, 2011 and 2010, are as follows:

	2011	2010

Net operating loss carryforwards	$9,368,081	$8,162,416
Property and equipment	33,629	100,092
Intangible assets	717,249	780,532
Tax credit carryforwards	1,316,365	1,297,625
Other	66,516	19,549

Total	11,501,840	10,360,214

Less valuation allowance	(11,501,840)	(10,360,214)

Net deferred tax asset	$—	$—

A valuation allowance has been provided for the full amount of the Company’s net deferred tax asset as, based upon all available evidence, management believes that it is more likely than not that such benefits will not be realized. As of December 31, 2011, the Company has federal and state net operating losses of approximately $23,500,000. The federal net operating losses begin to expire in 2027. The state net operating losses begin to expire in 2017. The net operating losses may be subject to Section 382 limitations, which would limit the Company’s ability to use these losses in the event the Company generates taxable income.

With a few exceptions, the Company is no longer subject to U.S. federal, state and local or non-U.S. income tax examinations by tax authorities for years before 2007.

Attributor Corporation

Notes to Financial Statements

December 31, 2011 and 2010

Note 5:	Stockholders’ Equity

Amended and Restated Certificate of Incorporation

In May 2010, in connection with the Series D Convertible Preferred Stock (Series D) financing, the Company amended and restated its certificate of incorporation to increase the authorized number of shares of common stock and preferred stock to 136,000,000 and 76,000,000 shares, respectively. The Company designated 4,772,073 shares of the stock as Series A convertible preferred stock, 6,030,000 shares of Series B convertible preferred stock, 7,181,109 shares as Series C convertible preferred stock, and 58,016,818 shares of Series D convertible preferred stock.

In October 2011, in connection with the Series A-1 Convertible Preferred Stock (Series A-1) financing, the Company amended and restated its certificate of incorporation to increase the authorized number of shares of common stock and preferred stock to 196,000,000 and 105,353,422 shares, respectively. The Company designated 1,579,475 shares of the stock as Series A convertible preferred stock, 5,271,678 shares of Series B convertible preferred stock, 5,891,685 shares as Series C convertible preferred stock, 42,790,584 shares of Series D convertible preferred stock and 49,820,000 shares of Series A-1 convertible preferred stock.

Preferred Stock

Issuance of Series D Preferred Stock

In 2010, the Company issued 42,790,584 shares of Series D preferred stock in exchange for cash of $2,410,845, less issuance costs of $99,212, and the conversion of $500,000 in bridge notes. The Company also recorded a beneficial conversion feature in the amount of $55,882, which is included as a component of Series D preferred stock.

Each share of Series A, B and C Preferred Stock that did not participate in the Series D financing transaction was converted into common stock as follows: (i) each share of existing Series A issued and outstanding was automatically converted into 1.93485 shares of common stock, (ii) each share of existing Series B issued and outstanding was automatically converted into 2.06697 shares of common stock, and (iii) each share of existing Series C issued and outstanding was automatically converted into 2.13525 shares of common stock.

Issuance of Series A-1 Preferred Stock

In 2011, the Company issued 38,873,025 shares of Series A-1 Preferred Stock in exchange for cash of $2,381,059, less issuance costs of $97,852, and the conversion of $1,441,342 in bridge notes and accrued interest. The Company also recorded a beneficial conversion feature in the amount of $360,336, which is included as a component of Series A-1 preferred stock.

Attributor Corporation

Notes to Financial Statements

December 31, 2011 and 2010

Each Series A, B, C and D Preferred Stock that did not participate in the Series A-1 financing transaction was converted into common stock as follows: (i) each share of existing Series A issued and outstanding was automatically converted into 1.93485 shares of common stock, (ii) each share of existing Series B issued and outstanding was automatically converted into 2.06697 shares of common stock, (iii) each share of existing Series C issued and outstanding was automatically converted into 2.13525 shares of common stock and (iv) each share of existing Series D issued and outstanding was automatically converted into 1.0 share of common stock.

Voting Rights

Holders of Series A, Series B, Series C, Series D and Series A-1 convertible preferred stock are entitled to one vote for each share of common stock into which such share of preferred stock is convertible.

Dividends

Holders of Series A, Series B, Series C, Series D and Series A-1 are entitled to a dividend at a rate of (i) $0.043 per share per annum on each outstanding share of Series A, (ii) $0.08 per share per annum on each outstanding share of Series B, (iii) $0.1337 per share per annum on each outstanding share of Series C, (iv) $0.005552 per share per annum on each outstanding share of Series D and (v) $0.008608 per share per annum on each outstanding share of Series A-1. Such dividends are noncumulative and are payable, when, as and if declared by the board of directors. The holders of Series A, Series B and Series C will also be entitled to participate in dividends on common stock, when and if declared by the board of directors, based on the number of shares of common stock held on an as-if converted basis. No dividends on convertible preferred stock or common stock have been declared by the board of directors.

Liquidation Preference

In the event of any liquidation, dissolution or winding up of the Company either voluntary or involuntary, including a merger, sale or disposition of all or substantially all the assets of the Company or any other transaction or series of transactions involving the transfer of control of the Company, where persons other than the holders of the Company’s capital stock prior to the transaction become the beneficial owners of 50% or more of the voting power of the surviving entity, the holders of Series A, Series B, Series C, Series D and Series A-1 stock are each entitled to receive an amount of $0.5375, $1.00, $1.67105, $0.0694 and $0.1076 per share respectively, plus any declared but unpaid dividends prior to and in preference to any distribution to the holders of common stock. If the assets distributed among the holders of Series A, Series B, Series C, Series D and Series A-1 are insufficient to permit the payment of Series A, Series B, Series C, Series D, and Series A-1 holders the preferential amounts, the asset; shall be distributed ratably to the holders of Series A, Series B, Series C, Series D and Series A-1 in proportion to the preferential amounts each holder would otherwise be entitled to receive. If there are assets remaining after the preceding per share payments to Series A, Series B, Series C, Series D and Series A-1, they shall be distributed among the holders of Series A, Series B, Series C, Series D, Series A-1 and the common stock pro-rata based on the number of shares of common stock held by each (assuming conversion of all such preferred stock in to common stock) until the holders of Series A stock have

Attributor Corporation

Notes to Financial Statements

December 31, 2011 and 2010

received $0.0863 per share, holders of Series B stock have received $1.50 per share, holders of Series C stock have received $2.5066 per share, Series D stock have received $0.1041 per share, and holders of Series A-1 stock have received $0.1614 per share; thereafter the remaining assets, if any, shall be distributed ratably to the holders of common stock.

Conversion Rights

Each share of Series A, Series B, Series C, Series D and Series A-1 convertible preferred stock are convertible, at the option of the holder, according to a conversion ratio, subject to adjustment for dilution. The number of fully paid and nonassessable shares of common stock is determined by dividing the original issue price by the conversion price which is equal to the original issue price. Each share of Series A, Series B, Series C, Series D and Series A-1 convertible preferred stock automatically converts into the number of shares of common stock into which such shares are convertible at the then effective conversion ratio upon: (1) the closing of a public offering of common stock with proceeds to the Company of at least $25,000,000 and in which the per share price for the stock is at least $3.00 or (2) the date or time specified by vote, written consent or agreement of the holders of 65% of the then outstanding shares of preferred stock, voting together as a class.

Preferred Stock Warrants

Under an October 2006 loan facility, the Company issued warrants to purchase 120,911 shares of Series A stock at $0.5375 per share. These warrants are set to expire on March 31, 2014. As of December 31, 2011, these warrants remained outstanding.

In 2007, the Company issued warrants to purchase 30,000 shares of Series B stock at $1.00 per share. These warrants are set to expire on January 24, 2014. As of December 31, 2011, these warrants remained outstanding.

Common Stock

Holders of common stock are entitled to receive dividends whenever funds are legally available and when declared by the board of directors, subject to the prior rights of holders of all classes of stock outstanding. The holder of each share of common stock is entitled to one vote.

Restricted Common Stock

Certain shares of common stock outstanding are under stock restriction agreements. According to the terms of the agreements, in the event that a purchaser ceases their relationship with the Company, the Company has the right to repurchase, at the original purchase price, shares issued and unvested. For the year ended December 31, 2011, the Company issued 2,276,216 common shares upon the exercise of stock options, 715,580 of which were restricted and remained restricted and outstanding as of December 31, 2011. As of December 31, 2010, 4,187 common shares had not vested and were subject to repurchase, all of which vested during 2011. No shares were repurchased under these restriction agreements in 2011 and 2010.

Attributor Corporation

Notes to Financial Statements

December 31, 2011 and 2010

Common Stock Warrants

During the year ended December 31, 2007 and in connection with a revenue agreement, the Company issued 238,644 warrants to purchase shares of its common stock at an exercise price of $0.14 per share. The vesting period of these warrants was based on the achievement of certain performance milestones. At December 31, 2010 and 2011, 50% of these warrants were vested. These warrants expired on May 16, 2012.

During the year ended December 31, 2007, in connection with a software license agreement, the Company issued 77,610 warrants to purchase shares of its common stock at an exercise price of $1.00 per share. As of December 31, 2011 and 2010, these warrants remained outstanding. These warrants expired on July 16, 2012.

Note 6:	Employee Stock Plans

Stock Option Plan

The Company’s 2006 Stock Plan (the Plan), permits the grant of share options and shares to key employees, consultants and directors of the Company to purchase shares of common stock of the Company. The Company’s board of directors approved amendments to the Plan in June 2010 and again in October 2011 to increase common stock reserved for issuance under the Plan from 9,297,122 to 26,873,554 and 50,307,321, respectively. The Company believes that such awards better align the interests of its employees with those of its stockholders. Option awards are generally granted with an exercise price equal to the market price of the Company’s stock at the date of grant; those option awards generally vest based on years of continuous service and have 10-year contractual terms. Share awards generally vest over four years. Certain option and share awards provide for accelerated vesting if there is a change in control (as defined in the Plan).

The fair value of each option award is estimated on the date of grant using a Black-Scholes option valuation model that uses the assumptions noted in the table below. Since the Company does not have sufficient historical information about volatility, expected volatility is based on the volatility of an appropriate index. The Company used the simplified method, which uses the midpoint between the vesting term and contractual term, to calculate the expected term. The risk-free rate for periods is based on the U.S. Treasury yield curve in effect at the time of grant.

	2011	2010

Expected Volatility	46% – 68%	46% – 68%
Expected Dividends	0.00%	0.00%
Expected term (in years)	6.25	6.25
Risk-free rate	2.90%	2.51%

Attributor Corporation

Notes to Financial Statements

December 31, 2011 and 2010

A summary of option activity under the Plan as of and for the years ended December 31, 2011 and 2010, are presented below:

	Shares	Weighted- Average Exercise Price

Outstanding, December 31, 2009	5,878,477	$0.120
Granted	15,994,168	0.011
Cancelled	(3,502,120)	0.058
Exercised	(5,994,232)	0.010

Outstanding, December 31, 2010	12,376,293	0.050
Granted	5,886,519	0.010
Cancelled	(2,079,774)	0.050
Exercised	(2,276,216)	0.010

Outstanding at December 31, 2011	13,906,822	$0.040

Exercisable at December 31, 2011	7,065,914	$0.055

Options Outstanding				Options Exercisable
Range of Exercise Price	Total Options Outstanding	Weighted- Average Exercise Price	Weighted- Average Remaining Life	Options Currently Exercisable	Weighted- Average Exercise Price

$0.01 – $0.16	13,554,043	$0.03	8.64 yrs	6,730,535	$0.04
$0.29 – $0.31	352,779	$0.31	6.53 yrs	335,379	$0.31

	13,906,822			7,065,914

The weighted-average grant-date fair value of options granted during the years ended December 31, 2011 and 2010, totaled $0.006 per share. The weighted-average remaining contractual life of outstanding options as of December 31, 2011 is 8.58 years. Compensation cost recognized in 2011 and 2010 amounted to $67,353 and $107,441, respectively. The intrinsic value of options exercised in 2011 and 2010 was $0.

As of December 31, 2011 and 2010, there was $65,528 and $106,029 of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the Plan. That cost is expected to be recognized over a weighted-average period of two years.

Attributor Corporation

Notes to Financial Statements

December 31, 2011 and 2010

Note 7:	Operating Leases

In March 2009, the Company entered into an operating lease agreement which included annual renewals for one-year terms. The agreement expired on April 30, 2012.

Rent expense for the years ended December 31, 2011 and 2010, was approximately $86,000. Future minimum payments as of December 31, 2011, are approximately $31,000.

Note 8:	Employee Benefit Plan

During 2007, the Company established a defined contribution savings plan under Section 401(k) of the Internal Revenue Code. This plan covers substantially all employees who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pretax basis. Company contributions to the plan may be made at the discretion of the board of directors. There were no Company contributions for the years ended December 31, 2011 and 2010.

Note 9:	Significant Estimates and Concentrations

Accounting principles generally accepted in the United States of America require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations. Those matters include the following:

Concentration of Credit Risk

During the year ended December 31, 2011, 15% of the Company’s revenue was attributable to one customer. At December 31, 2011, one customer accounted for approximately 28% of the Company’s total accounts receivable. At December 31, 2010, four customers accounted for approximately 43% of the Company’s accounts receivable. A loss of any of these customers would adversely affect the financial condition of the Company.

General Litigation

The Company is subject to claims and lawsuits that arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the financial position, results of operations and cash flows of the Company.

Attributor Corporation

Notes to Financial Statements

December 31, 2011 and 2010

Note 10:	Subsequent Events

In May 2012, the Company obtained a line of credit with a bank that accrues interest at either the prime rate plus one-half of one percent or the prime rate plus three and two tenths percent, but in no case less than four and one half percent. The interest rate used is dependent on the Company’s net cash balance. The Company may borrow up to the borrowing base, as defined. The line of credit is collateralized by substantially all assets of the Company. As of the date of this report, no draws had been made on the line of credit.

On December 3, 2012, the Company was acquired by Digimarc Corporation.

Subsequent events have been evaluated through January 29, 2013, which is the date the financial statements were available to be issued.